SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 1998


                             THE CERPLEX GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-9725                  75-1539534
(State of other jurisdiction of      (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)           Identification No.)

    9477 Waples Street, Suite 150, San Diego, California     92121
            (Address of principal executive offices)       (Zip Code)

        Registrant's telephone number, including area code: (619) 552-1213



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          Item 2.   Acquisition or Disposition of Assets.

          On April 30, 1998, Holly Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Aurora Electronics, Inc. ("Aurora"), merged (the "Merger") with and into The Cerplex Group, Inc. ("Cerplex") after the Merger had been approved at a special meeting of Cerplex's stockholders and an increase in the number of authorized shares of Aurora Common Stock and the name change from Aurora Electronics, Inc. to The Cerplex Group, Inc. upon consummation of the Merger had been approved at a special meeting of Aurora's stockholders. As a result, Cerplex became a wholly-owned subsidiary of Aurora; Cerplex changed its name to Cerplex, Inc. and Aurora changed its name to The Cerplex Group, Inc. The Merger occurred pursuant to an Agreement and Plan of Merger, dated as of January 30, 1998 (the "Merger Agreement"), among Aurora, Merger Sub and Cerplex. As a result of the Merger, each share of Cerplex's Common Stock was converted into the right to receive 1.070168 shares of Aurora Common Stock. Cerplex stockholders who otherwise were entitled to fractional shares of Aurora Common Stock received cash in lieu thereof. Agreement on the exchange ratio was achieved as a result of direct negotiations between the respective Chief Executive Officers of each of Aurora and Cerplex, subject to approval by the respective Boards of Directors of each of Aurora and Cerplex. Cerplex stockholders received in the aggregate approximately 38.9 million shares of Aurora Common Stock as a result of the Merger.

          Cerplex provides repair services, spare parts sourcing and service management for manufacturers of computer, communications and electronic office equipment. In the computer marketplace, Cerplex primarily services display terminals, printed circuit boards, laptops, networking equipment and workstations. In the telecommunications marketplace, Cerplex primarily services switching systems, payphones, video conferencing products, multiplexers, mobile communications, transmission equipment, hubs and modems. In the office automation marketplace, Cerplex services printers, scanners, fax machines and high value products such as copiers, automatic transfer machines and other paper-handling equipment.

          For the period from March 4, 1998 through the effective time of the Merger, George L. McTavish, the Chairman and Chief Executive Officer of Aurora, also acted as Chief Executive Officer of Cerplex.

          Costs associated with the Merger totaled approximately $5 million.

          The Cerplex acquisition is being accounted for under the purchase method of accounting, pursuant to which the assets and liabilities of Cerplex have been recorded at their respective fair values and added to those of Aurora as of the effective time of the Merger.

          The background of the Merger is more fully described in the Registration Statement of Aurora on Form S-4 (File No. 333-48725) (the "Registration Statement"). The Merger Agreement was included as Appendix A to the Prospectus (the "Prospectus") contained in the Registration Statement, and is incorporated herein by reference as Exhibit 2 hereto.



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          Item 5.   Other Events.

          On April 30, 1998, Aurora consummated a rights offering (the "Rights Offering") to its then stockholders pursuant to which Aurora issued units (the "Units") each consisting of senior subordinated notes and preferred stock for aggregate proceeds of $33 million. In connection with the Rights Offering, Aurora's majority stockholder, Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") and certain of its affiliated partnerships purchased Units for an aggregate purchase price of approximately $32 million. After giving effect to the Merger and the Rights Offering, WCAS VII and its affiliates held approximately 67.1% of the outstanding voting capital stock of Aurora.

          The proceeds of the Rights Offering were used to repay certain of Aurora's then existing bank debt and for general corporate purposes.

          On April 30, 1998, Aurora, Cerplex, Aurora Electronics Group, Inc., a wholly-owned subsidiary of Aurora, and Cerplex Mass, Inc., a wholly-owned subsidiary of Cerplex (collectively, the "Borrowers"), entered into a new loan and security agreement with Greyrock Business Credit, a Division of NationsCredit Commercial Corporation ("Greyrock"), pursuant to which they obtained a term loan in the original principal amount of $36 million and revolving credit facilities in an amount of up to $10 million. In connection with Greyrock's extension of credit, the Borrowers granted Greyrock a security interest in substantially all their assets, including Cerplex's interest in a wholly-owned subsidiary in the United Kingdom and 65% of its interest in a French subsidiary. In addition, the French subsidiary executed a negative pledge with respect to its assets in favor of Greyrock. WCAS VII guaranteed all of the Borrowers' obligations under the loan agreement, subject to a maximum liability of $25 million. Proceeds from the term loan and the revolving credit facility were used to prepay existing credit facilities of Aurora and Cerplex, to pay for expenses of the Merger and to provide additional working capital.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

          The following financial statements filed with the Securities and Exchange Commission as a part of the Registration Statement are incorporated herein by reference:

               (1) The consolidated balance sheets of Cerplex as of December 31, 1997 and 1996, the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, and the related Notes to Consolidated Financial Statements contained in the Prospectus contained in the Registration Statement (but no other portion of the Prospectus).



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               (2) The consolidated balance sheets of Cerplex as of March 31,
               1998 and December 31, 1997, the consolidated statements of operations and cash flows for the three months ended March 31, 1998 and March 31, 1997, respectively, and the related Notes to Consolidated Financial Statements (Unaudited) contained in the Quarterly Report on Form 10-Q of Cerplex for the quarter ended March 31, 1998 (but no other portions of such Form
               10-Q).


          (b)  Pro Forma Financial Information.

          The following unaudited pro forma combined financial statements of Aurora and related notes to unaudited pro forma combined financial statements are incorporated by reference from the section captioned "Unaudited Combined Pro Forma Financial Information" on pages 84 through 89 of the Prospectus contained in the Registration Statement:

          Unaudited Pro Forma Consolidated Balance Sheet as of December 31,
          1997;

          Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the three months ended December 31, 1997.


          (c)  Exhibits.

          Exhibit 2 Agreement and Plan of Merger, dated as of January 30, 1998, among Aurora Electronics, Inc., Holly Acquisition Corp. and The Cerplex Group, Inc. (incorporated by reference to Appendix A to the Prospectus contained in Aurora's Registration Statement on Form S-4 (File No. 333-48725)).

          Exhibit 23       Consent of KPMG Peat Marwick LLP



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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE CERPLEX GROUP, INC.


Dated: July 17, 1998                 By:   /s/ Steven L. Korby
                                        ----------------------
                                     Name: Steven L. Korby
                                     Title: Executive Vice President and
                                              Chief Financial Officer




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                                     EXHIBIT INDEX


          Exhibit No.
          2 Agreement and Plan of Merger, dated as of January 30, 1998, among Aurora Electronics, Inc., Holly Acquisition Corp. and The Cerplex Group, Inc. (incorporated by reference to Appendix A to the Prospectus contained in Aurora's Registration Statement on Form S-4 (File No. 333-48725)).

          23   Consent of KPMG Peat Marwick LLP




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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
The Cerplex Group, Inc.:

          Our report dated February 23, 1998, contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, has net stockholders' and working capital deficiencies as well as insufficient funds to pay its secured and unsecured debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty.

          We consent to the use of our report incorporated herein by reference.

                                                       /s/ KPMG Peat Marwick LLP

Orange County, California
July 20, 1998